UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 20, 2010

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 20, 2010, Hewlett-Packard Company (“HP”) announced that it had resolved litigation commenced on September 7, 2010 against Mark V. Hurd, HP’s former Chairman of the Board of Directors, Chief Executive Officer and President, for alleged breach of contract and threatened misappropriation of trade secrets in connection with Mr. Hurd’s employment with Oracle Corporation.  As part of that resolution, HP and Mr. Hurd agreed to modify the terms of the Separation Agreement and Release entered into between them on August 6, 2010 (the “Separation Agreement”), a copy of which was filed as Exhibit 10.1 to a Current Report on Form 8-K filed by HP with the Securities and Exchange Commission on that same date.  Under the terms of the modification, Mr. Hurd has agreed to waive his rights to the 330,177 performance-based restricted stock units granted to Mr. Hurd in January 17, 2008 referenced in paragraph 2.d. of the Separation Agreement and to the 15,853 time-based restricted stock units granted to Mr. Hurd on December 11, 2009 referenced in paragraph 2.e. of the Separation Agreement, which collectively represent the only remaining compensation that Mr. Hurd was entitled to receive under the terms of the Separation Agreement.  The terms of the Separation Agreement have not otherwise been modified.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 20, 2010	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary